                                                                     EXHIBIT 1.2

                                PRICING AGREEMENT

                                                                February 1, 2005

CREDIT SUISSE FIRST BOSTON LLC
11 MADISON AVENUE, 5TH FLOOR
NEW YORK, NEW YORK 10010

AND

LEHMAN BROTHERS INC.
745 7TH AVENUE
NEW YORK, NEW YORK 10019

As Representatives of the several
Underwriters named in Schedule I hereto

Ladies and Gentlemen:

            SLM Funding LLC, a Delaware limited liability company (the "Company"), and SLM Education Credit Finance Corporation, a Delaware corporation ("SLM ECFC"), propose, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated February 1, 2005 (the "Underwriting Agreement"), between the Company, SLM ECFC and SLM Corporation, on the one hand, and Credit Suisse First Boston LLC and Lehman Brothers Inc., as representative of the several underwriters named in Schedule I hereto, on the other hand, that the Company, (i) having caused the formation of the trust (the "Trust") pursuant to a trust agreement, dated as of January 28, 2005 (the "Initial Trust Agreement"), between the Company and Chase Manhattan Bank USA, National Association, as eligible lender trustee (the "Eligible Lender Trustee"), will cause the Initial Trust Agreement to be amended and restated by an Amended and Restated Trust Agreement, dated as of the Time of Delivery, among the Company, the Eligible Lender Trustee and the Indenture Trustee (defined below) and (ii) will issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Student Loan-Backed Notes (the "Notes") specified in
Schedule II hereto (the "Designated Securities"). The Notes will be issued and secured pursuant to the Indenture, dated as of February 1, 2005 (the "Indenture"), among the Trust, the Eligible Lender Trustee and Deutsche Bank Trust Company Americas, as trustee (the "Indenture Trustee").

            Except as modified pursuant to Schedule II hereto, each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Pricing Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

            The Representatives designated to act on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

            An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form to be delivered to you is proposed to be filed with the Commission.

            Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to cause the Trust to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Trust, at the time and place and at the purchase price to the Underwriters set forth in
Schedule II hereto, the amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto, less the amount of Designated Securities covered by Delayed Delivery Contracts, if any, as may be specified in
Schedule II.

            During the period beginning from the date of this Pricing Agreement for the Designated Securities and continuing to and including the Time of Delivery, the Company agrees, and SLM ECFC agrees that it will cause the Company, not to, and not to permit any affiliated entity to, offer, sell or contract to sell, or otherwise dispose of, securities substantially similar to the Designated Securities (other than the Designated Securities) evidencing an ownership in, or any securities (other than the related Notes) collateralized by, Student Loans, without the prior written consent of the Representatives.

            Each Underwriter represents and agrees that (a) it has not offered or sold and will not offer or sell any Notes to persons in the United Kingdom prior to the expiration of the period of six months from the issue date of the Notes except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, as amended; (b) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity, within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the "FSMA"), received by it in connection with the issue or sale of any notes in circumstances in which Section 21(1) of the FSMA does not apply to the Trust; and (c) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

            If the foregoing is in accordance with your understanding, please sign and return to us nine counterparts hereof, and upon acceptance hereof by you, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the

Company, SLM ECFC and SLM Corporation. It is understood that your acceptance of this letter is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company, SLM ECFC and SLM Corporation for examination upon request, but without warranty on the part of the Underwriters as to the authority of the signers thereof.

                                 Very truly yours,

                                 SLM FUNDING LLC

                                 By: /s/  MARK L. HELEEN
                                     Name:  Mark L. Heleen
                                     Title: Vice President

                                 SLM EDUCATION CREDIT FINANCE CORPORATION

                                 By: /s/  MARK L. HELEEN
                                     Name:  Mark L. Heleen
                                     Title: Vice President

                   Accepted and agreed with respect to Sections 8, 10, 12 and 13 of the Underwriting Agreement:

                                 SLM CORPORATION

                                 By: /s/  J. LANCE FRANKE
                                     Name:   J. Lance Franke
                                     Title:  Authorized Agent

Accepted as of the date hereof:

CREDIT SUISSE FIRST BOSTON LLC

By:  /s/  JONATHAN CLARK
     Name:   Jonathan Clark
     Title:  Managing Director

LEHMAN BROTHERS INC.

By:  /s/  NELSON F. SOARES
     Name:   Nelson F. Soares
     Title:  Managing Director

as Representatives of the Underwriters

                                   SCHEDULE I

                 AMOUNT OF DESIGNATED SECURITIES TO BE PURCHASED

    UNDERWRITER                         CLASS A-1      CLASS A-2    CLASS A-3      CLASS A-4    CLASS A-5      CLASS B
Credit Suisse First Boston LLC         $90,000,000   $120,600,000  $64,200,000    $77,600,000  $40,423,000   $12,149,000

Lehman Brothers Inc.                   $90,000,000   $120,600,000  $64,200,000    $77,600,000  $40,422,000   $12,150,000

Barclays Capital plc                   $90,000,000   $120,600,000  $64,200,000    $77,600,000  $40,422,000   $12,149,000

Merrill Lynch, Pierce, Fenner & Smith  $90,000,000   $120,600,000  $64,200,000    $77,600,000  $40,422,000   $12,149,000
   Incorporated

Morgan Stanley & Co. Incorporated      $90,000,000   $120,600,000  $64,200,000    $77,600,000  $40,422,000   $12,149,000

     TOTAL                             $450,000,000  $603,000,000  $321,000,000  $388,000,000  $202,111,000  $60,746,000
                                       ============  ============  ============  ============  ============  ===========

                                 SCHEDULE I - 1

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                                   SCHEDULE II

TITLE OF EACH CLASS OF DESIGNATED SECURITIES:

            Floating Rate Class A-1 Student Loan-Backed Notes
                          (for purposes of this Schedule II, "Class A-1")

            Floating Rate Class A-2 Student Loan-Backed Notes
                          (for purposes of this Schedule II, "Class A-2")

            Floating Rate Class A-3 Student Loan-Backed Notes
                          (for purposes of this Schedule II, "Class A-3")

            Floating Rate Class A-4 Student Loan-Backed Notes
                          (for purposes of this Schedule II, "Class A-4")

            Floating Rate Class A-5 Student Loan-Backed Notes
                          (for purposes of this Schedule II, "Class A-5")

            Floating Rate Class B Student Loan-Backed Notes
                           (for purposes of this Schedule II, "Class B")

AGGREGATE PRINCIPAL AMOUNT OF EACH CLASS:

            Class A-1:   $450,000,000
            Class A-2:   $603,000,000
            Class A-3:   $321,000,000
            Class A-4:   $388,000,000
            Class A-5:   $202,111,000
            Class B:     $ 60,746,000

PRICE TO PUBLIC OF EACH CLASS:

            Class A-1:   100.0%
            Class A-2:   100.0%
            Class A-3:   100.0%
            Class A-4:   100.0%
            Class A-5:   100.0%
            Class B:     100.0%

PURCHASE PRICE BY UNDERWRITERS OF EACH CLASS:

            Class A-1:   99.875%

                                 SCHEDULE II-1

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            Class A-2:   99.825%
            Class A-3:   99.805%
            Class A-4:   99.795%
            Class A-5:   99.785%
            Class B:     99.715%

SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:           Same Day Funds

INDENTURE: Indenture, dated as of February 1, 2005, among Deutsche Bank Trust Company Americas, as Indenture Trustee, the SLM Student Loan Trust 2005-2, and Chase Manhattan Bank USA, National Association, as Eligible Lender Trustee.

MATURITY:

            Class A-1:   April 2010 Distribution Date
            Class A-2:   January 2013 Distribution Date
            Class A-3:   July 2014 Distribution Date
            Class A-4:   April 2017 Distribution Date
            Class A-5:   April 2020 Distribution Date
            Class B:     October 2025 Distribution Date

INTEREST RATE:

            Class A-1:   interpolated two/three -month LIBOR * minus 0.02%
            Class A-2:   interpolated two/three -month LIBOR * plus 0.01%
            Class A-3:   interpolated two/three -month LIBOR * plus 0.04%
            Class A-4:   interpolated two/three -month LIBOR * plus 0.08%
            Class A-5:   interpolated two/three -month LIBOR * plus 0.09%
            Class B:     interpolated two/three -month LIBOR * plus 0.17%

---------------------------
* As to initial Accrual Period; thereafter, Three-month LIBOR.

                                 SCHEDULE II-2

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FORM OF DESIGNATED SECURITIES: Book-Entry (DTC, Clearstream, Luxembourg and/or
                               Euroclear)

TIME OF DELIVERY:              February 15, 2005

CLOSING LOCATION FOR DELIVERY OF DESIGNATED SECURITIES:

            Sallie Mae
            12061 Bluemont Way
            Reston, VA 20190

NAMES AND ADDRESSES OF REPRESENTATIVES:

            Credit Suisse First Boston LLC
            11 Madison Avenue, 5th Floor
            New York, New York 10010
            Facsimile:  (212) 325-9808
            Attention:  Jonathan Clark

            Lehman Brothers Inc.
            745 Seventh Avenue, 7th Floor
            New York, New York 10019
            Facsimile: (646) 758-2364
            Attention: Dov Kanofsky

                                  SCHEDULE II-3